UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2025

Microvast Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38826	83-2530757
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12603 Southwest Freeway, Suite 300

Stafford, Texas 77477

(Address of principal executive offices, including zip code)

281-491-9505

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MVST	The NASDAQ Stock Market LLC
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	MVSTW	The NASDAQ Stock Market LLC

Item 5.07 Submission of Matters to a Vote of Security Holders.

Microvast Holdings, Inc. (the “Company”) held its annual meeting of stockholders on October 23, 2025 (the “2025 Annual Meeting”). 192,887,067 shares of the Company’s common stock were present at the 2025 Annual Meeting, representing approximately 59.28% of the 325,354,111 shares of common stock issued and outstanding as of August 26, 2025 (the record date for the determination of stockholders entitled to notice of and to vote at the 2025 Annual Meeting).

Two proposals were submitted to a vote of stockholders at the 2025 Annual Meeting. Voting results, as certified by the Company’s inspector of election, are provided below.

1.	The Class I director nominee listed below was elected to serve a three-year term ending at the Company’s annual meeting of stockholders in 2028.

Director Nominee	For	Withheld	Broker Non-Votes
Wei Ying	123,485,834	13,349,205	55,865,084

2.	The appointment of Deloitte Touche Tohmatsu Certified Public Accountants LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025 was ratified by the Company’s stockholders, as follows:

For	Against	Abstain
191,591,011	1,176,675	119,381

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2025	MICROVAST HOLDINGS, INC.

	By:	/s/ Yang Wu
	Name:	Yang Wu
	Title:	Chief Executive Officer